                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             PRICE ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            PRICE ENTERPRISES, INC.
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                          SAN DIEGO, CALIFORNIA 92128




                                                                  April 28, 2000

Dear Stockholder:

        It is my pleasure to invite you to the Annual Meeting of Stockholders of Price Enterprises, Inc. This year the meeting will be held on Wednesday, June 7, 2000 at 9:00 a.m. (PDT) at the Rancho Bernardo Inn, 17750 Bernardo Oaks Drive, San Diego, California. Your Board of Directors and Management look forward to meeting with you at this time.

        We consider the Annual Meeting an excellent opportunity to review the events of the past year and to discuss the company's objectives with you in person.

        Thank you for your interest and participation. I look forward to seeing you there.


                                             Sincerely,


                                             /s/ GARY B. SABIN
                                             -------------------------------
                                             Gary B. Sabin
                                             Chairman, President and
                                             Chief Executive Officer

                             PRICE ENTERPRISES, INC.
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92128

                           NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF PRICE ENTERPRISES, INC.:

   Notice is hereby given that the annual meeting of stockholders of Price Enterprises, Inc., a Maryland corporation (Enterprises), will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on June 7, 2000, at 9:00 a.m. for the following purposes:

   1. To vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the recent exchange offer by Excel Legacy Corporation (Legacy) for the common stock of Enterprises, Legacy agreed with Enterprises to cause the substance of these amendments to be formally included as part of Enterprises' charter.

   2. To elect five directors for a one-year term and until their successors have been duly elected and qualified. Enterprises' present board of directors has nominated and recommends for such election as directors the following five persons:


                             PREFERRED STOCK         COMMON STOCK AND
                                NOMINEES           PREFERRED STOCK NOMINEES
                             ---------------       ------------------------
                             James F. Cahill          Richard B. Muir
                             Simon M. Lorne           Gary B. Sabin
                             Jack McGrory


   3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   ENTERPRISES' BOARD HAS DETERMINED THAT THE AMENDMENTS TO ENTERPRISES' CHARTER ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

   LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION OF TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. NEITHER LEGACY NOR ANY OTHER HOLDER OF THE ENTERPRISES COMMON STOCK WILL HAVE ANY RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

   All stockholders of Enterprises are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed return envelope. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it is voted at the annual meeting. If you fail to return a properly executed proxy card or to vote in person at the annual meeting, the effect will be a vote against the amendments to Enterprises' charter.

   Enterprises' board of directors has determined that only holders of record of the Enterprises common stock or the Enterprises preferred stock at the close of business on April 10, 2000, will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

                                         By order of the Board of Directors,

                                         /s/ GARY B. SABIN
                                         --------------------------------------
                                         Gary B. Sabin
                                         President and Chief Executive Officer

San Diego, California
April 28, 2000

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

                             PRICE ENTERPRISES, INC.
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92128

                                 PROXY STATEMENT

   Enterprises' board of directors is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on June 7, 2000, at 9:00 a.m., at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. This Proxy Statement was first mailed to stockholders on or about April 28, 2000.

   All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed return envelope.

DATE, TIME, PLACE OF THE ANNUAL MEETING

   The annual meeting of stockholders of Enterprises will be held at 9:00 a.m., local time, on June 7, 2000, at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. This proxy statement is being furnished in connection with the solicitation of proxies by Enterprises' board to be used at the annual meeting and at any and all adjournments and postponements of the annual meeting.

SUMMARY OF THE EXCHANGE OFFER

   Legacy recently completed its exchange offer for the Enterprises common stock. In the exchange offer, Legacy acquired approximately 91.3% of the outstanding Enterprises common stock, which represents approximately 77.5% of Enterprises' voting power. Enterprises' stockholders who tendered their shares in the exchange offer received from Legacy a total of $8.50, consisting of $4.25 in cash, $2.75 in principal amount of Legacy's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 and $1.50 in principal amount of Legacy's 10.0% Senior Redeemable Secured Notes due 2004, for each share of the Enterprises common stock. In the aggregate, Legacy paid approximately $52.9 million in cash and issued approximately $33.3 million in principal amount of the Legacy debentures and approximately $18.1 million in principal amount of the Legacy notes to acquire the Enterprises common stock in the exchange offer.

   Prior to commencing the exchange offer, Legacy entered into two agreements which governed the actions of Legacy and Enterprises with respect to the exchange offer and continue to govern Legacy's operation of Enterprises. Legacy entered into the first of these agreements on May 12, 1999 with Sol Price, as trustee of several trusts, all of the directors of Enterprises at the time, the President and Chief Executive Officer of Enterprises at the time, and numerous other individuals and entities known to Mr. Price. Legacy entered into the second of these agreements on June 2, 1999 with Enterprises. Proposal 1, under which you are being asked to consider amendments to Enterprises' charter, is undertaken in furtherance of an obligation of Legacy arising from these agreements.

   Legacy and Enterprises also entered into a merger agreement in December 1999. The merger agreement provided that (1) Legacy would increase its ownership from 91.3% to 100% of the Enterprises common stock through a merger of Enterprises with a wholly-owned subsidiary of Legacy and (2) the remaining holders of the Enterprises common stock other than Legacy would become entitled to receive the same consideration offered for the Enterprises common stock in the exchange offer. However, after careful consideration, Legacy and Enterprises determined not to engage in the proposed merger at this time and to terminate the merger agreement. Legacy and Enterprises may or may not engage in a merger transaction in the future, and the consideration in any such merger may or may not be the same consideration offered for the Enterprises common stock in the exchange offer.

PURPOSE OF THE ANNUAL MEETING

   At the annual meeting you will be asked to consider the following two proposals:

   First, you will be asked to vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the exchange offer, Legacy agreed with Enterprises to cause the substance of these amendments to be formally included as part of Enterprises' charter.

   Second, you will be asked to vote to elect nominees to Enterprises' board of directors. Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

   You may also be asked to consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECOMMENDATION OF ENTERPRISES' BOARD

   ENTERPRISES' BOARD HAS DETERMINED THAT THE AMENDMENTS TO ENTERPRISES' CHARTER ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

RECORD DATE AND QUORUM

   Enterprises' board of directors has determined that only holders of record of the Enterprises common stock or the Enterprises preferred stock at the close of business on April 10, 2000, will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. On the record date, Enterprises had 13,309,006 shares of common stock outstanding and 23,759,456 shares of preferred stock outstanding. Presence at the annual meeting, in person or by proxy, of the holders of a majority of the combined voting power of the Enterprises common stock and the Enterprises preferred stock will constitute a quorum for the transaction of business at the annual meeting, except that the presence in person or by proxy of the holders of a majority of the voting power of the Enterprises preferred stock will constitute a quorum for purposes of electing the preferred stock nominees. Shares that abstain from voting on the proposals will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against the amendments to Enterprises' charter.

VOTE REQUIRED

   Under Maryland law and Enterprises' charter, the affirmative vote of the holders of a majority of the voting power of the Enterprises common stock and the Enterprises preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the amendments to Enterprises' charter. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10th of one vote per share on all matters properly brought before the meeting. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against the amendments to Enterprises' charter.

   Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Immediately after the amendments to Enterprises' charter are approved, the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

   Brokers who hold shares of the Enterprises common stock or the Enterprises preferred stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners; thus, such "broker non-votes" will have the same legal effect as a failure to vote. Stockholders are not permitted to cumulate their shares of the Enterprises common stock or the Enterprises preferred stock for the purpose of electing directors or otherwise.

   As of the record date, Enterprises' directors and executive officers and their affiliates (other than Legacy) beneficially owned approximately 1.0% of the votes represented by the outstanding shares of the Enterprises common stock and the Enterprises preferred stock.

   LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION OF TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. NEITHER LEGACY NOR ANY OTHER HOLDER OF THE ENTERPRISES COMMON STOCK WILL HAVE ANY RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

VOTING OF PROXIES

   All shares of the Enterprises common stock and the Enterprises preferred stock that are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies, other than broker non-votes, will be voted for approval of the amendments to Enterprises' charter and in favor of the election of the nominees to Enterprises' board named in this proxy statement.

   Enterprises' board does not know of any matters other than those described in the notice of the annual meeting that are to come before the meeting. If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

REVOCATION OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

   o filing with the corporate secretary of Enterprises, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy; or

   o duly executing a later dated proxy relating to the same shares and delivering it to the corporate secretary of Enterprises before the taking of the vote at the annual meeting.

   Any written notice of revocation or subsequent proxy should be sent to Price Enterprises, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or hand delivered to the corporate secretary of Enterprises at or before the taking of the vote at the annual meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

   All expenses of Enterprises' solicitation of proxies, including the cost of preparing and mailing this proxy statement to Enterprises' stockholders, will be borne solely by Enterprises. In addition to solicitation by use of the mails, proxies may be solicited from Enterprises' stockholders by directors, officers and employees of Enterprises in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Enterprises will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                PROPOSAL 1 -- AMENDMENTS TO ENTERPRISES' CHARTER

GENERAL

   Enterprises' board is proposing to amend Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur.

BACKGROUND OF THE AMENDMENTS

   Under agreements entered into in connection with the exchange offer, Legacy agreed that, following the closing of the exchange offer, the holders of the Enterprises preferred stock would be entitled to elect a majority of Enterprises' board of directors, until:

   o less than 2,000,000 shares of the Enterprises preferred stock remain outstanding,

   o Legacy makes an offer to purchase any and all outstanding shares of the Enterprises preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn, or

   o the directors of Enterprise (1) issue any equity securities without unanimous approval of the Enterprises board; or (2) fail to pay dividends on the Enterprises common stock in an amount equal to 100% of Enterprises' taxable income or such other amount as may be necessary to maintain Enterprises' status as a REIT, or an amount equal to the excess, if any, of Enterprises' funds from operations, less preferred stock dividends, over $7.5 million.

   The amendments also permit Enterprises' board of directors to terminate the right of the holders of the Enterprises preferred stock to elect a majority of Enterprises' board, but only if that termination is unanimously approved by the members of Enterprises' board.

   The purpose of these agreements was to protect the holders of the Enterprises preferred stock by enabling them to elect a majority of Enterprises' board. The purpose of the amendments to Enterprises' charter is to incorporate these agreements into the governing documents of Enterprises. The amendments will allow the holders of the Enterprises preferred stock to elect a majority of Enterprises' board at the annual meeting.

VOTE REQUIRED; BOARD RECOMMENDATION

   The affirmative vote of the holders of a majority of the voting power of the Enterprises common stock and the Enterprises preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the amendments to Enterprises' charter. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10th of one vote per share.

   Under the terms of Enterprises' charter, the affirmative vote or consent of holders of at least 66 2/3% of the Enterprises preferred stock outstanding at the time, voting separately as a class, is required to approve an amendment to Enterprises' charter if the amendment materially and adversely affects any right, preference, privilege or voting power of the holders of the Enterprises preferred stock. Enterprises' board has determined that the proposed amendments to Enterprises' charter, as described below, will not materially and adversely affect any right, preference, privilege or voting power of the holders of the Enterprises preferred stock, thus, not necessitating a separate class vote of the Enterprises preferred stock.

   ENTERPRISES' BOARD HAS DETERMINED THAT THE AMENDMENTS TO ENTERPRISES' CHARTER ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER.

   LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE AMENDMENTS TO ENTERPRISES' CHARTER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

THE AMENDMENTS

   Upon receipt of the requisite stockholder approval, Articles of Amendment will be filed with the State of Maryland, amending Enterprises' charter, which establishes the current rights of the holders of the Enterprises preferred stock. The Articles of Amendment will amend a portion of Enterprises' charter, called Articles Supplementary, which were filed on August 5, 1998, as follows (Enterprises is referred to as the Corporation below):

   o Section 2 of Article THIRD of the Articles Supplementary will be amended by inserting the following two additional definitional paragraphs:

        "Legacy" shall mean Excel Legacy Corporation, a Delaware corporation and the parent corporation of the Corporation.

        "Preferred Rights Termination Date" shall mean the earliest to occur of
        (i) less than 2,000,000 shares of Series A Preferred Stock (adjusted for stock splits, dividends, reverse stock splits, etc.) remain outstanding,
        (ii) Legacy shall have made an offer to purchase any and all outstanding shares of Series A Preferred Stock at a cash price of $16.00 per share, and shall have purchased all shares duly tendered and not withdrawn,
        (iii) the Board of Directors of the Corporation shall have (a) issued or agreed to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of the members of the Board of Directors, or (b) failed in any fiscal year to declare or to pay dividends on the Common Stock as and when requested by Legacy (1) to distribute 100% of the Corporation's taxable income for such fiscal year (including dividends on the Series A Preferred Stock) or otherwise to maintain the Corporation's status as a REIT or (2) in an amount equal to the excess, if any, of (x)(A) funds from operations less straight line accrual of future rents (rent smoothing) for such fiscal year, minus (B) the amount required to pay dividends on the Series A Preferred Stock for such fiscal year, over (y) $7,500,000, or (iv) the Board of Directors of the Corporation, by unanimous vote of the members of the Board of Directors, shall have adopted a resolution to terminate the right of the holders of the Series A Preferred Stock to elect a majority of the directors pursuant to paragraph (e) of Section 8 of Article THIRD of these Articles Supplementary.

   o Section 8 of Article THIRD of the Articles Supplementary will be amended by inserting the following additional paragraph:

        (e) In addition to the voting rights set forth elsewhere in the Charter of the Corporation and until the Preferred Rights Termination Date, the holders of Series A Preferred Stock, voting separately as a single class, shall be entitled to elect a majority of the members of the Board of Directors of the Corporation, provided that the holders of the Series A Preferred Stock, voting separately as a single class, shall be entitled to elect no more than one member in excess of the number of members of the Board of Directors of the Corporation that the holders of the Series A Preferred Stock and the holders of the Common Stock, voting together as a single class, are entitled to elect at any time. Such right shall be exercisable at each annual meeting of stockholders or special meeting held in place thereof, or at any special meeting of the holders of the Series A Preferred Stock called for that purpose, at which in each case a quorum of holders of Series A Preferred Stock shall be present. For purposes of this paragraph (e), presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast by the holders of Series A Preferred Stock shall constitute a quorum. If any vacancy shall occur among the directors entitled to be elected by the Series A Preferred Stock pursuant to the terms of this paragraph (e), a successor shall be elected by the Board of Directors upon the nomination of a majority of the directors elected by the holders of the Series A Preferred Stock voting separately as a class and any successor appointed to fill a vacancy among the directors so elected, to serve for the remainder of the term of the director creating the vacancy; and in the event that such vacancy shall exist and shall not have been filled within sixty (60) days after the occurrence thereof, the Secretary of the Corporation may, and upon the written request of any holders of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock for the election of one or more directors to fill the vacancy or vacancies then existing, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders, or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.

        Except for any action taken by the Board of Directors in furtherance of the intentions embodied by this paragraph (e), that is, that a majority of the members of the Board of Directors be elected by the holders of the Series A Preferred Stock, until


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
        the Preferred Rights Termination Date no action shall be taken by the Board of Directors of the Corporation, nor shall any action so taken be effective, if a majority of the persons comprising the Board of Directors of the Corporation at the time such action is to be or was taken are not directors elected by the holders of the Series A Preferred Stock voting separately as a class, or successor directors appointed as hereinabove provided to fill one or more vacancies among the directors so elected. In addition, until the Preferred Rights Termination Date occurs, any shares of Series A Preferred Stock held by Legacy or by any subsidiary or affiliate of Legacy shall not be entitled to be voted in any election of directors of the Corporation, either pursuant to paragraph (e) or pursuant to paragraphs (b) or (c) of this Section 8. The term of office of any director elected pursuant to this paragraph
        (e) shall terminate upon the occurrence of the Preferred Rights Termination Date.

                       PROPOSAL 2 -- ELECTION OF DIRECTORS

GENERAL

   Enterprises' board of directors currently consists of five directors. If elected, the persons listed below as nominees for election as directors will serve for a term expiring at the annual meeting of stockholders held in the year following the year of their election, and until the nominees' successors are duly elected and qualified.

VOTE REQUIRED; BOARD RECOMMENDATION

   The five director nominees will be elected by a favorable vote of a plurality of the Enterprises common stock and the Enterprises preferred stock represented and entitled to vote, in person or by proxy, at the annual meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10th of one vote per share when voting together as a single class. Stockholders are not permitted to cumulate their shares of the Enterprises common stock or the Enterprises preferred stock for the purpose of electing directors. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of each of the persons listed below as nominees for election as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by Enterprises' board of directors. In no event will the proxies be voted for more than five nominees.

   Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of Messrs. Cahill, Lorne and McGrory to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of Messrs. Muir and Sabin to Enterprises' board.

   ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

   LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF MESSRS. MUIR AND SABIN AS NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE ELECTION OF THESE TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. NEITHER LEGACY NOR ANY OTHER HOLDER OF THE ENTERPRISES COMMON STOCK WILL HAVE ANY RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

DIRECTOR NOMINEES

   The following table sets forth certain information regarding the persons who are nominees, including the name, position with Enterprises, if any, and age of each nominee for director:

Preferred Stock Nominees.


      NAME                                     AGE  TITLE WITH ENTERPRISES
      ----                                     ---  ----------------------
      Jack McGrory...........................  50   Director and Chairman
      James F. Cahill........................  44   Director
      Simon M. Lorne.........................  54   Director


Common Stock and Preferred Stock Nominees.


      NAME                                     AGE  TITLE WITH ENTERPRISES
      ----                                     ---  ----------------------
      Gary B. Sabin..........................  46   Director, President and Chief Executive Officer
      Richard B. Muir........................  44   Director, Executive Vice President and Chief
                                                    Operating Officer


   Each of the foregoing persons currently serves as a director of Enterprises. Messrs. Cahill and McGrory were directors of Enterprises prior to the exchange offer. Following the closing of the exchange offer, Messrs. Cahill and McGrory continued to serve as directors and Mr. Lorne was appointed to Enterprises' board, each as representatives of the Enterprises preferred stock. Messrs. Muir and Sabin were appointed to Enterprises' board as designees of Legacy.

   Jack McGrory has served as Chairman of the Board of Enterprises and a Director of Legacy since November 1999. Mr. McGrory also serves as Chief Operating Officer of the San Diego Padres, a position he has held since October 1999. Mr. McGrory served as President and Chief Executive Officer of Enterprises from September 1997 to November 1999 and as City Manager of the City of San Diego from March 1991 to August 1997.

   James F. Cahill has served as a Director of Enterprises since August 1997 and as a Director of PriceSmart, Inc. since November 1999. He has also served as Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. He was a Director of Neighborhood National Bank, located in San Diego, from 1992 through January 1998. Prior to his current position, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations.

   Simon M. Lorne has served as Director of Enterprises since November 1999. Mr. Lorne has also been a partner with the Los Angeles law firm of Munger, Tolles & Olson LLP since April 1999. Mr. Lorne had also been a partner in that firm from 1972 to 1993. From 1993 to 1996, Mr. Lorne was General Counsel of the SEC. From 1996 until re-joining Munger, Tolles & Olson, he was a Managing Director of Salomon Smith Barney and, prior to the merger that formed Salomon Smith Barney, of Salomon Brothers. Salomon Smith Barney is, and Salomon Brothers was, an investment banking and securities firm. Mr. Lorne owns 29,550 shares of the Enterprises preferred stock. Mr. Lorne and his firm represented Enterprises and Sol Price in the exchange offer.

   Gary B. Sabin has served as President and Chief Executive Officer and a Director of Enterprises since November 1999. Mr. Sabin also has served as Chairman of the Board of Directors, President and Chief Executive Officer of Legacy since its formation in November 1997. Mr. Sabin served as Director and President of New Plan Excel Realty Trust, Inc. (New Plan Excel) from September 1998 to April 1999 and as Chairman, President and Chief Executive Officer of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust's predecessor company and its affiliates starting in 1977. He has been active for over 20 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing and dispositions.

   Richard B. Muir has served as Executive Vice president, Chief Operating Officer, and a Director of Enterprises since November 1999. Mr. Muir also has served as Director, Executive Vice President and Secretary of Legacy since its formation and as Legacy's Chief Operating Officer since November 1999. Mr. Muir served as a Director, Executive Vice President and Co-Chief Operating Officer of New Plan Excel from September 1998 to April 1999 and served as Director, Executive Vice President and Secretary of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Muir served as an officer and director of various affiliates of Excel Realty Trust since 1978, primarily in administrative and executive capacities, including direct involvement in and supervision of asset acquisitions, management, financing and dispositions.

MEETINGS OF THE BOARD

   During 1999, Enterprises' board of directors held seven meetings. In 1999, each director attended at least 75% of the aggregate of all meetings held by Enterprises' board and all meetings held by all committees of the board on which the director served.

COMMITTEES OF THE BOARD

   Executive and Nominating Committee. The Executive and Nominating Committee, which consisted of Messrs. Galinson, Peterson, Price and McGrory prior to the completion of the exchange offer and currently consists of Messrs. Sabin and McGrory, held no meetings in 1999. The Executive and Nominating Committee has been established with all powers and rights necessary to exercise the full authority of Enterprises' board of directors in the management of the business and affairs of Enterprises, except as provided in the Maryland General Corporation Law or Enterprises' bylaws. The Executive and Nominating Committee also recommends candidates to fill vacancies on the board of directors or any committee thereof, which vacancies may be created by the departure of any directors, or the expansion of the number of members of the board. The Executive and Nominating Committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Executive and Nominating Committee to evaluate the qualifications of the nominee.

   Compensation and Audit Committee. The Compensation and Audit Committee, which consisted of Messrs. Peterson, Price and Galinson and Ms. Evans prior to the completion of the exchange offer and currently consist of Messrs. Cahill, McGrory and Lorne, held no meetings during 1999. The Compensation and Audit Committee reviews salaries, bonuses and stock options of senior officers of Enterprises and administers Enterprises' executive compensation policies and plans. The Compensation and Audit Committee also reviews the annual audits of Enterprises' independent public accountants, Ernst & Young, LLP; reviews and evaluates internal accounting controls; recommends the selection of Enterprises' independent public accountants; reviews and passes upon (or ratifies) related party transactions; and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, Enterprises and its independent public accountants.

   Finance and Investment Committee. The Finance and Investment Committee, which consisted of Messrs. Cahill, McGrory and Peterson prior to the completion of the exchange offer, held no meetings in 1999. Enterprises board of directors has determined to discontinue the Finance and Investment Committee and no meetings of the committee were held since the completion of the exchange offer. The Finance and Investment Committee reviewed and made recommendations with respect to annual budgets, investments, financing arrangements and the creation, incurrence, assumption or guaranty by Enterprises of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of Enterprises.

COMPENSATION OF THE BOARD

   In 1999, in lieu of cash as annual compensation for serving on Enterprises' board of directors, each outside director of Enterprises, other than Mr. Paul A. Peterson, received 3,612 shares of the Enterprises common stock. In lieu of cash as annual compensation for his services as Vice Chairman of the Board and as chairman or member of any committee of Enterprises' board prior to his resignation in connection with the exchange offer, Mr. Peterson received 9,024 shares of the Enterprises common stock.

   In 2000, each outside director of Enterprises is expected to receive $6,000 in cash compensation for serving on Enterprises' board of directors. In addition, outside directors who serve on committees of Enterprises' board (in a capacity other than chairman of a committee) receive $500 for each meeting attended. The chairman or vice chairman of any committee may receive additional compensation to be fixed by Enterprises' board.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of shares of the Enterprises common stock and the Enterprises preferred stock as of April 17, 2000 (unless described otherwise) by Enterprises' directors, Enterprises' executive officers named in the Summary Compensation Table, all of Enterprises' directors and executive officers as a group and all other stockholders known by Enterprises to beneficially own more than 5% of the Enterprises common stock or the Enterprises preferred stock. Beneficial ownership of directors, executive officers and 5% stockholders includes both outstanding shares of the Enterprises common stock and the Enterprises preferred stock and shares of the Enterprises preferred stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date of this table.


                                      NUMBER OF          NUMBER OF
                                    COMMON SHARES    PREFERRED SHARES                    PERCENT OF CLASS (%)
                                     BENEFICIALLY       BENEFICIALLY           ------------------------------------------
NAME AND ADDRESS(1)                     OWNED              OWNED               COMMON          PREFERRED           VOTING
-------------------                 -------------    ----------------          ------          ---------           ------
Excel Legacy Corporation .....        12,154,289                --              91.3                --              77.5
Sol Price(2)(3) ..............                --         7,072,090                --              22.9               4.5
Robert E. Price(2)(4) ........                --         3,787,340                --              13.7               2.4
Charles T. Munger(5) .........                --         2,000,000                --               7.8               1.3
James F. Cahill(2)(6) ........                --         1,267,768                --               5.1                 *
Jack McGrory(7) ..............                --           238,329                --               1.0                 *
Joseph R. Satz(8) ............                --            59,744                --                 *                 *
Gary W. Nielson(9) ...........                --            50,000                --                 *                 *
Simon M. Lorne ...............                --            29,550                --                 *                 *
Gary B. Sabin ................                --                --                --                --                --
Richard B. Muir ..............                --                --                --                --                --
All executive officers and
  directors as a group (14
  persons)(10) ...............                --         1,535,647                --               6.1               1.0


------------

        *       Less than 1% beneficially owned.

        (1)     The address for all persons listed, other than Sol Price, James
                F. Cahill, Simon M. Lorne, Jack McGrory, Charles T. Munger, Robert E. Price and Sol Price is c/o Price Enterprises, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. The address for James F. Cahill, Jack McGrory, Robert E. Price and Sol Price is c/o The Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037. The address for Simon M. Lorne and Charles T. Munger is c/o Munger, Tolles & Olson LLP, 355 South Grand Avenue, Suite 3500, Los Angeles, California 90071.

        (2) Sol Price, Robert E. Price and James F. Cahill are directors of The Price Family Charitable Fund (the Fund). As such, for purposes of this table, they are each deemed to beneficially own 1,097,580 shares of the Enterprises preferred stock held by the Fund. Each of Sol Price, Robert E. Price and James F. Cahill has shared voting and dispositive powers with respect to, and disclaims beneficial ownership of, the shares held by the Fund. If the percent of the Enterprises preferred stock beneficially owned by Sol Price, Robert E. Price and James F. Cahill were calculated without regard to the shares held by the Fund, they would own 25.1%, 11.3% and 0.7%, respectively, of the Enterprises preferred stock.

        (3) Includes 5,974,510 shares of the Enterprises preferred stock held by trusts of which Sol Price is a trustee. Of such shares, Sol Price has sole voting and dispositive power with respect to 5,908,610 shares of the Enterprises preferred stock and shared voting and dispositive power with respect to 65,900 shares of the Enterprises preferred stock. Sol Price disclaims beneficial ownership of 174,950 shares of the Enterprises preferred stock held by trusts as to which he has sole voting and dispositive power and 65,900 shares of the Enterprises preferred stock held by trusts as to which he shares voting and dispositive power. Also includes

                1,097,580 shares of the Enterprises preferred stock held by the Fund. Sol Price disclaims beneficial ownership of the shares held by the Fund.

        (4) Includes 2,688,613 shares of the Enterprises preferred stock held by trusts of which Robert E. Price is a trustee. Mr. Price has shared voting and dispositive power with respect to such shares. Also includes 295 shares of the Enterprises preferred stock held by Mr. Price through Enterprises' 401(k) plan and 852 shares of the Enterprises preferred stock held by Mr. Price as custodian of his minor children under the California Uniform Transfer to Minors Act (CUTMA). Also includes 1,097,580 shares of the Enterprises preferred stock held by the Fund. Robert E. Price disclaims beneficial ownership of the shares held by the Fund.

        (5) Includes 15,000 shares of the Enterprises preferred stock owned by Charles T. Munger, as to which Charles T. Munger has sole voting and dispositive power. Also includes 92,115 shares of the Enterprises preferred stock owned by Philip B. Munger, as to which Philip B. Munger has sole voting and dispositive power. Also includes 1,275,000 shares of the Enterprises preferred stock held by NBACTMC Partnership, a California general partnership, as to which NBACTMC Partnership has sole voting and dispositive power. Also includes 287,040 shares of the Enterprises preferred stock held by Alfred C. Munger Trusts, as to which Alfred C. Munger Trusts have sole voting and dispositive power. Also includes 330,845 shares of the Enterprises preferred stock held by Charles T. and Nancy B. Munger Trusts, as to which Charles T. and Nancy B. Munger Trusts have sole voting and dispositive power. All information concerning Charles T. Munger, Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on behalf of the foregoing entities on February 5, 1999. The Schedule 13G indicates that each of Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts often rely on the advice of Charles T. Munger with respect to issues of voting and disposition.

        (6) Includes 4,000 shares of the Enterprises preferred stock held by Mr. Cahill as custodian for his minor children under CUTMA. Also includes 67,580 shares of the Enterprises preferred stock held by trusts in which Mr. Cahill is a trustee. Mr. Cahill has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the trusts. Also includes 12,358 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options. Also includes 1,097,580 shares of the Enterprises preferred stock held by the Fund. Mr. Cahill disclaims beneficial ownership of the shares held by the Fund.

        (7) Includes 236,329 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options. Also includes 2,000 shares of the Enterprises preferred stock held by Mr. McGrory as custodian for his minor children under CUTMA. Mr. McGrory disclaims beneficial ownership of such shares.

        (8) Includes 54,244 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options.

        (9) Includes 50,000 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options.

        (10)    See Notes (6) and (7).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

OFFICERS AND KEY EMPLOYEES

   The table below indicates the name, position with Enterprises and ages of its directors, executive officers and other key employees.


NAME                                                  POSITION WITH ENTERPRISES              AGE
----                                                  -------------------------              ---
Gary B. Sabin..........................  Director, President and Chief Executive Officer      46
Richard B. Muir........................  Director, Executive Vice President and Chief         44
                                         Operating Officer
Kelly D. Burt..........................  Executive Vice President--Development                42
Graham R. Bullick, Ph.D................  Senior Vice President--Capital Markets               49
Mark T. Burton.........................  Senior Vice President--Acquisitions                  39
S. Eric Ottesen........................  Senior Vice President, General Counsel and           44
                                         Secretary
James Y. Nakagawa......................  Chief Financial Officer and Treasurer                34
Emmett R. Albergotti...................  Senior Vice President--Retail Development            57
William J. Hamilton....................  Senior Vice President--Self Storage                  42
William J. Stone.......................  Senior Vice President--Retail Development            56
John A. Visconsi.......................  Senior Vice President--Leasing/Asset Management      55
Susan Wilson...........................  Senior Vice President--Mixed Use/Development         42


        Gary B. Sabin has served as President and Chief Executive Officer and a Director of Enterprises since November 1999. Mr. Sabin also has served as Chairman of the Board of Directors, President and Chief Executive Officer of Legacy since its formation. For a more detailed discussion of Mr. Sabin's business experience, see "Proposal 2--Election of Directors--Director Nominees."

        Richard B. Muir has served as Executive Vice president, Chief Operating Officer, and a Director of Enterprises since November 1999. Mr. Muir also has served as Director, Executive Vice President and Secretary of Legacy since its formation and as Legacy's Chief Operating Officer since November 1999. For a more detailed discussion of Mr. Muir's business experience, see "Proposal 2--Election of Directors--Director Nominees."

        Kelly D. Burt has served as Enterprises' Director and Executive Vice President--Development since November 1999 and in the same position with Legacy since May 1998. From 1992 to May 1998, Mr. Burt served as President and founder of TenantFirst, a real estate development company in San Diego, California that was acquired by Legacy in May 1998. From 1984 to 1992, Mr. Burt was an Industrial/Office Partner at the San Diego division of Trammell Crow Company, a real estate development company headquartered in Dallas, Texas.

        Graham R. Bullick, Ph.D., has served as Enterprises' Senior Vice President--Capital Markets since November 1999 and in the same position with Legacy since its formation. Mr. Bullick served as Senior Vice President--Capital Markets of Excel Realty Trust and then New Plan Excel from January 1991 to April 1999. Previously, Mr. Bullick was associated with Excel Realty Trust as a Director from 1991 to 1992. From 1985 to 1991, Mr. Bullick served as Vice President and Chief Operations Officer for a real estate investment firm, where his responsibilities included acquisition and financing of investment real estate projects.

        Mark T. Burton has served as Enterprises' Senior Vice President--Acquisitions since November 1999 and in the same position with Legacy since its formation. Mr. Burton served as Senior Vice President--Acquisitions with Excel Realty Trust and then New Plan Excel from October 1995 to April 1999. He also served as a Vice President of Excel Realty Trust from January 1989 to October 1995. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions.

        S. Eric Ottesen has served as Enterprises' Senior Vice President, General Counsel and Secretary since November 1999. Mr. Ottesen also has served Senior Vice President, General Counsel and Assistant Secretary since Legacy's formation. Mr. Ottesen served as Senior Vice President--Legal Affairs and Secretary of New Plan Excel from September 1998 to April 1999. Mr. Ottesen served as Senior Vice President, General Counsel and Assistant Secretary of Excel Realty Trust from September 1996 to September 1998. From 1987 to 1995, Mr. Ottesen was a senior partner in a San Diego law firm.

        James Y. Nakagawa has served as Enterprises' Chief Financial Officer and Treasurer since November 1999. Mr. Nakagawa also has served as Legacy's Chief Financial Officer since October 1998. From March 1998 to October 1998, Mr. Nakagawa served as Controller of Legacy. Mr. Nakagawa served as Controller of Excel Realty Trust and then New Plan Excel from September 1994 to April 1999. Prior to joining New Plan Excel, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa is a certified public accountant.

        Emmett R. Albergotti has served as Enterprises' Senior Vice President--Retail Development since November 1999 and in the same position with Legacy since August 1998. From 1993 to August 1998, Mr. Albergotti served as Senior Vice President of AMC Realty, Inc., the real estate arm of AMC Entertainment, Inc., for which he oversaw the acquisition and development of new theater locations throughout the western United States.

        William J. Hamilton has served as Senior Vice President--Self Storage of Enterprises and Legacy since November 1999. From August 1996 to September 1999, Mr. Hamilton served as Vice President--Self Storage of Enterprises. Mr. Hamilton has also served as the President of Price Self Storage, a subsidiary of Enterprises that owns self storage unit facilities, since its inception in August 1996. From August 1995 to July 1996, Mr. Hamilton served as an Executive Vice President of Price Quest, a subsidiary of Enterprises that had various retailing divisions. From November 1994 to August 1995, he was a Vice President of Enterprises. From October 1993 to November 1994, Mr. Hamilton was a Vice President of PriceCostco.

        William J. Stone has served as Senior Vice President--Retail Development of Enterprises and Legacy since December 1999. From November 1994 to December 1999 Mr. Stone served as the Executive Vice President of DDR/OliverMcMillan, where he oversaw the development of urban retail/entertainment redevelopment projects. Prior to joining DDR/OliverMcMillan and since 1975, Mr. Stone was an executive with several nationally recognized firms in the regional shopping center industry, most recently with Ernest W. Hahn, Inc.

        John A. Visconsi has served as Enterprises' Senior Vice President--Leasing/Asset Management since November 1999 and in the same position with Legacy since May 1999. Mr. Visconsi served as Vice President--Leasing with Excel Realty Trust and then New Plan Excel from January 1995 to April 1999. He also served as Senior Vice President of Enterprises from January 1994 to March 1995. From 1981 to 1994, Mr. Visconsi was Director of Leasing and Land Development of Ernest W. Hahn, Inc.

        Susan Wilson has served as Enterprises' Senior Vice President--Mixed Use/Development since December 1999. Ms. Wilson has also served as Senior Vice President--Office/Industrial/Hospitality Development since December 1999. Ms. Wilson joined Legacy in May 1998. From May 1992 to May 1998, Ms. Wilson owned and operated her own real estate development and property management firm specializing in office, industrial and multi-family projects.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain summary information concerning compensation paid by Enterprises for the years ended December 31, 1999, 1998 and 1997 to or on behalf of:

        o Enterprises' Chief Executive Officer at the end of the most recent fiscal year, and

        o Enterprises' former Chief Executive Officer and the two other most highly paid executive officers, each of whom served during the most recent fiscal year but resigned from his position in connection with the exchange offer.

None of Enterprises' executive officers serving at the end of the most recent fiscal year received a combined salary and bonus in excess of $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                                       FISCAL YEAR                NUMBER OF
                                                                      COMPENSATION               SECURITIES
                                              FISCAL          ----------------------------        UNDERLYING         ALL OTHER
NAME                                           YEAR             SALARY             BONUS           OPTIONS         COMPENSATION
                                            ----------        ----------        ----------      ------------       ------------
Gary B. Sabin(1)                                  1999                --                --                --                --
  President and Chief                             1998                --                --                --                --
  Executive Officer                               1997                --                --                --                --
Jack McGrory(2)                                   1999        $  227,281            41,920                --        $1,352,582(3)
  Former President and Chief                      1998           214,585            50,000                --             4,125
  Executive Officer                               1997            57,778                --           236,329                --
Gary W. Nielson(2)                                1999            94,139            13,125                --           409,500(3)
  Former Executive Vice President                 1998           153,125            31,500            50,000                --
  and Chief Financial Officer                     1997                --                --                --                --
Joseph R. Satz(2)                                 1999           165,210            29,340                --           492,429(3)
  Former Executive Vice                           1998           150,000            35,000                --             9,850
  President, General Counsel and                  1997           130,288            25,000            32,000             9,312
  Secretary


----------

        (1) Mr. Sabin was appointed President and Chief Executive Officer of Enterprises on November 8, 1999 and received no compensation from Enterprises in 1999. No executive officer of Enterprises serving at the end of 1999 received in excess of $100,000 in salary and bonus compensation.

        (2) In 1999, each of these individuals resigned from his executive officer position with Enterprises in connection with the exchange offer.

        (3) Legacy provided cash funds to Enterprises to make payments to executive officers and other employees in connection with the termination of their employment following the exchange offer. The payments included the following:

                o Mr. McGrory received approximately $360,000 in severance payments and $992,582 in connection with the cancellation of stock options,

                o Mr. Nielson received approximately $210,000 in severance payments and $199,500 in connection with the cancellation of stock options, and

                o Mr. Satz received approximately $215,000 in severance payments and $277,429 in connection with the cancellation of stock options.

        The following table sets forth certain information concerning exercises of stock options by each of Enterprises' executive officers named in the Summary Compensation Table during 1999, and the number of options and value of unexercised options held by each such person on December 31, 1999. No options to purchase capital stock of Enterprises were granted in 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           NUMBER OF                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                            SHARES                           OPTIONS AT YEAR-END(2)          OPTIONS AT YEAR-END(3)
                          ACQUIRED ON        VALUE        ----------------------------     ---------------------------
NAME                      EXERCISE(1)      REALIZED(1)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                      -----------      -----------    -----------    -------------     -----------   -------------
Gary B. Sabin                     --              --              --              --              --              --
Jack McGrory                 236,329        $992,582         236,329              --              --              --
Gary W. Nielson               50,000         199,500          50,000              --              --              --
Joseph R. Satz                54,244         277,429          54,244              --        $155,041              --


----------

        (1) Represents shares of the Enterprises common stock subject to options that were cancelled in connection with the exchange offer. Legacy provided cash funds to Enterprises to make payments to option holders in respect of the cancellation of their options.

        (2)     Represents shares of the Enterprises preferred stock.

        (3) Based on a price of $14.00 per share, the last reported sales price of the Enterprises preferred stock on December 31, 1999 on the Nasdaq National Market System.

PROFIT SHARING AND 401(k) PLAN

        Enterprises' board of directors adopted The Price Enterprises, Inc. Profit Sharing and 401(k) Plan, as amended, in January 1995. The plan is a profit-sharing plan designed to be a "qualified" plan under applicable provisions of the Internal Revenue Code of 1986, as amended (the Code), covering all non-union employees who have completed one year of service, as that term is defined in the Plan. Under the plan, Enterprises may, in its discretion, make annual contributions which shall not exceed for each participant the lesser of:
(a) 25% of the participant's compensation for such year or (b) the greater of
(i) 25% of the defined benefit dollar limitation then in effect under section 415(b)(1) of the Code or (ii) $30,000. In addition, participants may make voluntary contributions. The plan also permits employees to defer (in accordance with section 401(k) of the Code) a portion of their salary and contribute those deferrals to the plan.

        All participants in the plan are fully vested in their voluntary contributions and earnings thereon. Vesting in the remainder of a participant's account is based upon his or her years of service with Enterprises. A participant initially is 20% vested after the completion of two years of service with Enterprises, an additional 20% vested after the completion of three years of service, and an additional 20% vested after the completion of each of his or her next three years of service, so that the participant is 100% vested after the completion of six years of service.

        Regardless of years of service, a participant becomes fully vested in his or her entire account upon retirement due to permanent disability, attainment of age 65 or death. In addition, the plan provides that Enterprises' board of directors may at any time declare the plan partially or completely terminated, in which event the account of each participant with respect to whom the plan is terminated will become fully vested.

        Enterprises' board of directors also has the right at any time to discontinue contributions to the plan. If Enterprises fails to make one or more substantial contributions to the plan for any period of three consecutive years in each year of which Enterprises realized substantial current earnings, such failure will automatically be deemed a complete discontinuance of contributions. In the event of such a complete discontinuance of contributions, the account of each participant will become fully vested.

        During the year ended August 31, 1996, the "plan year" for The Price Enterprises Profit Sharing and 401(k) Plan was converted to a fiscal year ended December 31 from a fiscal year ended August 31.

EMPLOYMENT AGREEMENTS

        Enterprises entered into employment agreements with Messrs. McGrory and Nielson which were terminated in connection with the exchange offer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1999, Enterprises' Compensation and Audit Committee was comprised of Messrs. Peterson, Price and Galinson and Ms. Evans prior to the completion of the exchange offer. Thereafter, the Compensation and Audit Committee has been comprised of Messrs. Cahill, Lorne and McGrory. Mr. Robert E. Price, Enterprises' former Chairman of the Board and a former member of the Compensation and Audit Committee, served as Enterprises' President and Chief Executive Officer from July 1994 through August 1997. Mr. Jack McGrory, Enterprises' former Chairman of the Board and a current member of the Compensation and Audit Committee, served as Enterprises' President and Chief Executive Officer from September 1997 through November 1999. No other interlocking relationship exists between any member of the Compensation and Audit Committee and any member of any other company's board of directors or compensation committee.

REPORT ON EXECUTIVE COMPENSATION

        Set forth below in full is the Report on Executive Compensation of the Compensation and Audit Committee regarding the compensation paid by Enterprises to its executive officers during 1999:

        The philosophy of Enterprises' compensation program is to employ, retain and reward executives capable of leading Enterprises in achieving its business objectives. These objectives include enhancing stockholder value, maximizing financial performance, preserving a strong financial posture, increasing Enterprises' assets and positioning its assets and business in geographic markets offering long-term growth opportunities. The accomplishment of these objectives is measured against the conditions characterizing the industry within which Enterprises operates. In implementing Enterprises' compensation program, it generally is the policy of Enterprises' board to seek to qualify executive compensation for deductibility by Enterprises for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent that such policy is consistent with Enterprises' overall objectives and executive compensation policy.

        COMPONENTS OF EXECUTIVE COMPENSATION

        Base Salary is established by the Compensation and Audit Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business, with reference to the competitive marketplace for executive officers at certain other similar companies. The Compensation and Audit Committee believes that the base salaries paid to executive officers of Enterprises are at competitive levels relative to the various markets from which Enterprises attracts its executive talent.

        Annual Cash Incentive Bonus is established by the Compensation and Audit Committee at the end of the fiscal year and is based on Enterprises' performance, individual performance, and compensation surveys. Bonuses awarded in prior years are also taken into consideration. The bonuses are at risk and are not arithmetically derived using a bonus formula.

        Long-Term Incentives have included awards of stock options in the past. The objective for the awards was to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, have represented a significant portion of the total compensation opportunity provided for the executive officers. Award sizes have been based on individual performance, level of responsibility, the individual's potential to make significant contributions to Enterprises, and award levels at other similar companies. As a result of the exchange offer, Enterprises does not expect to continue to grant stock options to its executives, although the Compensation and Audit Committee will periodically consider the merits of this and other long-term incentive compensation.

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        In 1999, Jack McGrory served as Enterprises' President and Chief Executive Officer until November 8, 1999 when Gary B. Sabin was appointed to this position. Mr. McGrory, received a base salary of $227,281 and a cash incentive bonus of $41,920. In connection with the exchange offer, Mr. McGrory also received approximately $360,000 in severance payments and $992,582 in consideration for the cancellation of stock options. Mr. Sabin served as President and Chief Executive Officer for less than two months in 1999 and did not receive any compensation from Enterprises for his services.

        The Compensation and Audit Committee reviewed Enterprises actual performance in 1999 and determined that most of Enterprises' goals and objectives were accomplished and, in some instances, exceeded. The bonus awarded Mr. McGrory took into consideration his performance and contribution to achieving Enterprises' objectives in 1999.

        The foregoing Report on Compensation has been furnished by the Compensation and Audit Committee of Enterprises' board of directors.


                                                                 James F. Cahill
                                                                 Jack McGrory
                                                                 Simon M. Lorne
                                                                 April 28, 2000

PERFORMANCE GRAPH

        The following performance graph compares the performance of the Enterprises common stock to the Nasdaq Combined Composite Index and the published National Association of Real Estate Investment Trust's All Equity Total Return Index (the NAREIT Equity Index), in each case for the period commencing December 30, 1994 through December 31, 1999. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System. The graph assumes that the value of the investment in the Enterprises common stock and each index was $100 at December 30, 1994 and that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.





                           12/31/94     12/31/95       12/31/96       12/31/97       12/31/98       12/31/99
                           --------     --------       --------       --------       --------       --------
Price Enterprises            100          119            137            180            400            548
NASDAQ INDEX                 100          140            172            209            292            541
NARET Equity Index           100          115            156            188            155            148


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH LEGACY

        In November 1999, as a result of the exchange offer, Legacy acquired approximately 77.5% of the combined voting power of the Enterprises common stock and the Enterprises preferred stock. Following the exchange offer, the executive officers of Legacy were appointed to serve as the executive officers of Enterprises. Legacy and Enterprises are parties to an agreement, dated June 2, 1999 and amended on each of August 31, 1999 and September 16, 1999, which provides for, among other things, the amendments to Enterprises' charter described in this proxy statement under the heading "Proposal 1--Amendments to Enterprises' Charter." This agreement, referred to as the "company agreement" has been filed with the SEC as Exhibit (a)(1) to Legacy's Tender Offer Statement on Schedule 14D-1 as filed on October 6, 1999 (File No. 005-43425).

        In December 1999, Legacy and Enterprises entered into a merger agreement whereby Legacy would increase its ownership from 91.3% to 100% of the Enterprises common stock through a merger of Enterprises with a wholly-owned subsidiary of Legacy. In April 2000, Legacy and Enterprises agreed to terminate the merger agreement and not to proceed with the merger at this time.

        In keeping with Legacy's philosophy of transferring finished projects to Enterprises, in February 2000, Legacy sold to Enterprises two single tenant properties located in Terre Haute, Indiana and Middletown, Ohio and an office building located in San Diego, California. The Terre Haute, Indiana property was purchased for cash consideration of approximately $2.2 million and the assumption of approximately $3.6 million in liabilities. The Middletown, Ohio property was purchased for cash consideration of approximately $3.0 million and the assumption of approximately $3.7 million in liabilities. The office building in San Diego, California was purchased for cash consideration of approximately $5.0 million and the assumption of approximately $11.0 million in liabilities. Legacy has leased the office building in San Diego from Enterprises under a master lease with an initial term of ten years and two consecutive five-year options to extend the term. The initial minimum lease payments are $112,500 per quarter, subject to increase after five years.

OTHER RELATED PARTY TRANSACTIONS

        In 1999, Legacy provided cash funds to Enterprises to make payments to executive officers and other employees in connection with the termination of their employment following the exchange offer. The payments included the following amounts received by Enterprises' executive officers named in the Summary Compensation Table:

        o Mr. McGrory received approximately $360,000 in severance payments and $992,582 in connection with the cancellation of stock options,

        o Mr. Nielson received approximately $210,000 in severance payments and $199,500 in connection with the cancellation of stock options, and

        o Mr. Satz received approximately $215,000 in severance payments and $277,429 in connection with the cancellation of stock options.

        In May 1999, Enterprises entered into a settlement and termination agreement with Gary W. Nielson, its former Chief Financial Officer providing for the payments described above.

        Simon M. Lorne, a director of Enterprises, is a partner with the law firm of Munger, Tolles & Olson LLP. Mr. Lorne and his firm represented Enterprises in the exchange offer and may continue to provide legal services to Enterprises.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

        Enterprises' financial statements for the year ended December 31, 1999 have been examined by Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be available at the annual meeting to respond to appropriate questions and to make a statement if he desires to do so. Enterprises' board will select independent auditors for the current year sometime after the annual meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and beneficial owners of 10% or more of the Enterprises common stock or the Enterprises preferred stock are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Enterprises common stock and/or the Enterprises preferred stock, as the case may be. Based solely on its review of such forms received by it, Enterprises believes that all of the
Section 16(a) filings required to be made by reporting persons with respect to 1999 were made on a timely basis.

                          ANNUAL REPORT TO STOCKHOLDERS

        The Annual Report for 1999 is provided with this proxy statement to the stockholders of record as of April 10, 2000. Upon request, Enterprises will furnish the Annual Report to any stockholder of Enterprises.

                              STOCKHOLDER PROPOSALS

        Under Rule 14a-8 of the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in Enterprises' proxy statement and for consideration at the next annual meeting of stockholders is December 31, 2000. In addition, pursuant to a rule of the SEC, if Enterprises has not received notice by March 14, 2001 of any matter a stockholder intends to propose for a vote at the next annual meeting of stockholders, then a proxy solicited by Enterprises' board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card. Stockholder proposals should be delivered to the attention of the Secretary at Enterprises' principal executive offices, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128.

                                  OTHER MATTERS

        Enterprises does not know of any business other than that described in this proxy statement which will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business shall properly come before the annual meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.


                                     By Order of the Board of Directors,

                                     /s/ GARY B. SABIN
                                     --------------------------------------
                                     Gary B. Sabin
                                     President and Chief Executive Officer

San Diego, California
April 28, 2000

                             PRICE ENTERPRISES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2000

The undersigned stockholder of Price Enterprises, Inc., a Maryland corporation (Enterprises), hereby appoints Gary B. Sabin and Richard B. Muir, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of Enterprises' stockholders to be held on June 7, 2000 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Proposal 1. -- To approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur, all as described in the accompanying Notice of Annual Meeting of Stockholders and Proxy
               Statement:

               FOR                 AGAINST           ABSTAIN

               [ ]                 [ ]               [ ]

Proposal 2. -- To elect the following persons who are nominees to Enterprises'
               board of directors:

               COMMON STOCK AND
               PREFERRED STOCK NOMINEES:             PREFERRED STOCK NOMINEES:
               Richard B. Muir                       James F. Cahill
               Gary B. Sabin                         Simon M. Lorne
                                                     Jack McGrory

               To the extent this proxy represents votes entitled to be cast by the holders of the Enterprises preferred stock, this proxy will be voted as directed below on the election of each of the nominees. To the extent this proxy represents votes entitled to be cast by the holders of the Enterprises common stock, this proxy will be voted as directed below on the election of only the nominees designated as Common Stock and Preferred Stock Nominees.

               FOR        WITHHOLD AUTHORITY For all (except as indicated
                                             to the contrary below)

               [ ]        [ ]

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


--------------------------------------------------------------------------------
                          (Continued on the other side)

                         (Continued from the other side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of Enterprises, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature(s)
Dated:            ,
       -----------  ----


-------------------------------

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.